Listing Report:Supplement No. 49 dated Sep 22, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 404043
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,780	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	30%
		Homeownership:	No
Screen name:	KidMW14	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for WenneCorp, LLC
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 461341
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1993	Debt/Income ratio:	29%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	20y 8m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$22,631	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	75%
		Homeownership:	No
Screen name:	the-ecstatic-principal	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate credit cards to just 1 payment.

My financial situation:
I am a good candidate for this loan because I pay my bills. Always, and on time. You'll notice that I've closed my credit card accounts so you don't have to worry about?my debt getting?higher. If I get this loan, I'll be on easy street, payment wise!

Monthly net income: $ 4170

Monthly expenses: THESE EXPENSES ARE SHARED WITH MY WIFE:?
??Housing: $?1100
??Insurance: $ 100
??Car expenses: $350
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 600+
??Other expenses: $ 200+
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464635
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$278.73

Auction yield range:	16.79% - 19.00%	Estimated loss impact:	37.66%
Lender servicing fee:	1.00%	Estimated return:	-18.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1995	Debt/Income ratio:	25%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 8	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,897	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Bankcard utilization:	109%
		Homeownership:	Yes
Screen name:	supreme-bid2	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
Pay of several credit card accounts
1.? Dell? $5000????????????????150 payment per month
2.? Target? 1000????????????????30 payment per month
3.? Capital One? 1000????????50 payment per month
4.? Orchard? 1200????????????????50 payment per month
5.? Account Central? 1600??????75 payment per month?
Pay off Personal High Interest Loan with Bart's Financial $4000????250 payment per month
Pay off the remainder of my vehicle loan with Ford Motor Credit 8,900????????350 payment per month
That's 950.00 a month that I would like to lower that to one payment less than that per month.

My financial situation:
I am recently divorced and times became hard to keep up with all of the bills and go from double to single income and have to continue to pay the bills as a single / divorced mother.? I have decent credit and I tried a debt consolidation company and I wasn't aware of how it would hurt my credit and cause me to have 2 to 3 months of late bills while they got the program going.? This is the reason for my delinquent payments.? I have pulled out of the program so that I don't have to have them affect my credit any longer.? Please review my history and see that I do make my payments on time.

Monthly net income: $
I make 42000 a year at my full time employment which I have been at for 3 years, I also work for a secong job which I average about 800.00 month and I also recieve child support of 550 per month.

Monthly expenses: $
??Housing: $1061
??Insurance: $ 200
??Car expenses: $350
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?700
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 470505
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$121.59

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1998	Debt/Income ratio:	22%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	11y 1m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,429	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	68%
		Homeownership:	Yes
Screen name:	robust-yield5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off High Rate Cards
Purpose of loan:
Pay off Three of my Highest Interest Rate cards.

My financial situation:
I have a steady Income from my full time employment, I also have a part time job.
Monthly net income: $? 4100

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475409
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1993	Debt/Income ratio:	30%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 16	Length of status:	10y 7m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,041	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	THX1138	Borrower's state:	Texas	Borrower's group:	Voyagers Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	620-639 (May-2006)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	34
Description
Help me trim my credit card debt!
Purpose of loan:
This loan will be used to payoff 8 credit accounts with payments totaling $460/month.

My financial situation:
Prosper has categorized me as 'High Risk', I presume, due to my currently high debt-to-income ratio. However, this is the extent of my credit issues, as my payment history on every account is flawless. My credit situation can't be all that bad, as I was able to finance my $200k home (my first) back in April with no money down and at a rate of 5%, and I've comfortably made my first 4 mortgage payments.

Based on the estimated monthly payment for this loan, I'll save about $125/month, significantly reduce my total number of bills, and guarantee that the same $7500 of debt will be paid off in 36 months or less. I plan to use whatever cash is freed up after paying off these debts, and of course, the payment on this loan, towards my remaining debt so I can be rid of it much quicker than I'd be able to otherwise.

Monthly net income: $ 5399

Monthly expenses: $ 4693
??Housing: $ 1567
??Insurance: $ 120
??Car expenses: $ 800
??Utilities: $ 30
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1306
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476077
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,375.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$197.91

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-1989	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	21y 9m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$13,709	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	3Bookworms	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 97% )	720-739 (Latest)
Principal borrowed:	$25,000.00	< 31 days late:	1 ( 3% )	720-739 (Aug-2010) 740-759 (Sep-2008) 720-739 (Jun-2008) 760-779 (Jun-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Debt Be Gone
Purpose of loan:
This loan will be used to? eliminate debt.

My financial situation:
I am a good candidate for this loan because? I am on my way to being debt-free.? 3 years ago I got a $25K Proper loan and an additional $20K from credit card advances to bolster a part-time family business we had started.? That business is still going well.?

The $25K Prosper Loan?has been?paid in full.??The credit card bills are down to $14K.? $8k will be paid off by my year-end bonus from my full-time job which I receive in January 2011.? This $7500 Prosper loan will be used to pay down the remainder.?

Thank you for your consideration.

Monthly net income: $ 9400

Monthly expenses: $
??Housing: $ 2700
??Insurance: $?595
??Car expenses: $ 425
??Utilities: $ 295
??Phone, cable, internet: $ 235
??Food, entertainment: $ 850
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 750
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476397
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 35.65%	Starting monthly payment:	$283.10

Auction yield range:	16.79% - 31.00%	Estimated loss impact:	25.82%
Lender servicing fee:	1.00%	Estimated return:	5.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1997	Debt/Income ratio:	26%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	6 / 6	Length of status:	5y 4m
Amount delinquent:	$5,524	Total credit lines:	24	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$202	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	RadiantRuby	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	640-659 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2010) 620-639 (Jun-2010) 700-719 (May-2010) 680-699 (Mar-2010)
Principal balance:	$970.35	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Paying off CC and Home Improvement
Purpose of loan:
This loan will be used to?
?We? really needed some home improvement. Kitchen dishwasher was leaking and ruined the underlayment, so we needed that replaced, downstairs bathroom leaking around seal, needed to be dried out and stripped and new flooring. Some painting and minor repairs also needed. I decided to get it all done instead of waiting.. Credit cards payment due of approx. $2000.00 at 29%.
I can also pay off my principal balance on my first loan. I have also become a lender on Prosper.? The amount delinquent of $5524 is for cc settlement which still shows.? When an account is settled it still shows on your account and you receive a 1099 advising you pay taxes as you would on earnings.
My financial situation:I am a good candidate for this loan because?? I have always? paid my immediate obligations and I am current on my present Prosper loan? and have had no late payments and have never missed one.? The 4 delinquencies in the past 4 years were for? medical co-payments of $50.00 and have been paid.

Monthly net income: $ 3892
Monthly expenses: $ 2870=$1022+

Housing: $ 895.00
??Insurance: $ 150
??Car expenses: $ 50
??Utilities: $ 300
??Phone, cable, internet: $ 25
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1150
??Other expenses: $ 0

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476403
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	16.25%	Starting borrower rate/APR:	17.25% / 20.59%	Starting monthly payment:	$429.33

Auction yield range:	10.79% - 16.25%	Estimated loss impact:	11.17%
Lender servicing fee:	1.00%	Estimated return:	5.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-1978	Debt/Income ratio:	24%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	7y 6m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,425	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	52%
		Homeownership:	Yes
Screen name:	rupee-museum	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
money for my business
Purpose of loan:
This loan will be used to? start my landscaping business

My financial situation:
I am a good candidate for this loan because? I have a good paying secure job at a local union Power plant and pay my bills on time.

Monthly net income: $ 7,000.00 + w/overtime

Monthly expenses: $
??Housing: $ 818.06
??Insurance: $140.00
??Car expenses: $ 480.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $275.00
??Clothing, household expenses $ 70,00.
??Credit cards and other loans: $ 250.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476405
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.7%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$271.14

Auction yield range:	7.79% - 17.00%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	7.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	860-879 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$496	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	1%
		Homeownership:	Yes
Screen name:	shiningfelicity108	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating - Stellar Credit@860+
Purpose of loan:
I have a couple of small personal loans that I want to pay off and consolidate into one payment. I have reliable monthly income as a consultant and as a landlord/owner of three rental properties (managed for 14 years).?

My financial situation:
I am a good candidate for this loan because I have integrity with my debts as you will see from my stellar credit score. I honor my financial commitments and am careful with my monthly expenses. Prosper's scoring system counts against me because I do consulting work and cannot verify income through their channels. The HELOC on my home counts towards the revolving credit which I think also lowered my score.

Monthly net income: $4,500

Monthly expenses: $
??Housing: $2,500 (including rental properties)
??Insurance: $90
??Car expenses: $150
??Utilities: $250
??Phone, cable, internet: $60
??Food, entertainment: $400
??Clothing, household expenses $100
??Credit cards and other loans: $550
??Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476409
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1975	Debt/Income ratio:	1%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	2 / 2	Length of status:	3y 4m
Amount delinquent:	$1,174	Total credit lines:	9	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$235	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	sublime-openness6	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing windows and doors
Purpose of loan:
This loan will be used to? replace old drafty windows and doors in my home before winter arrives.? This will reduce heating costs and save money.? In all other respects my house is solid and in good condition.? I put new siding and a new roof on the house 10 years ago, but the windows and doors are original and are very worn.

My financial situation:
I am a good candidate for this loan because? I have owned my own home for?many years, pay my bills and work steadily.? I have a good job with a well-established company and know that I am fortunate to be working full-time in this economy.? I am married, healthy and honest.

Monthly net income: $8000.00

Monthly expenses: $
??Housing: $?2514,00 (includes property taxes and?insurance)
??Insurance: $1069.82 (includes medical coverage and truck/auto insurance)?
??Car expenses: $ 80.00
??Utilities: $250.00
??Phone, cable, internet: $676.26
??Food, entertainment: $ 600.00
??Clothing, household expenses $ 125.00
??Credit cards and other loans: $ 350.00
??Other expenses: $ 600.00 (tolls for Mack truck I use in work)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476441
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$260.54

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2001	Debt/Income ratio:	10%
Credit score:	840-859 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 16	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,761	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	12%
		Homeownership:	Yes
Screen name:	BradyKP	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bathroom for Basement Apartment
Purpose of loan:
This loan will be used to build a bathroom in my basement. I have a tenant that has committed to move into the basement starting Nov 1st for 18 months @ 600$ a month. The estimate on the bathroom is between 7,000 and 8,200 depending on which upgrades I choose. The Basement is completely finished with Egress windows in the family room and the bedroom.

My financial situation: You'll see below I have over $1,000 left over monthly after my expenses. Part of that has been used to buy things around the house, but I still have over 10k in my bank account. I'd rather pay interest on 7k than deplete my "safety" reserves in my bank account, which is why I am taking this loan out. You'll also notice my employment is at 1 month. I am a Sr.Project Manager consultant. I just finished a 2 year contract with one firm and have started a new contract with another (Nike).
I am a good candidate for this loan because I never miss a payment. I've never carried a credit card balance from one month to the next. My car and motorcycle are both paid off. My credit score is not as high as it use to be because I just purchased my home several months ago. Starting in November I will be adding 600 a month to my income because of the bathroom in question. I also am an investor in the Prosper community and know what it feels like to risk your money on someone else's dreams.

Monthly net income: $4,860 (after tax)

Monthly expenses: $
??Housing: $2,100
??Insurance: $58 (already paid off for the next 5 months on car and 8 months on motorcycle)
??Car expenses: $80
??Utilities: $220
??Phone, cable, internet: $120
??Food, entertainment: $500
??Clothing, household expenses $200
??Credit cards and other loans: $400 (Bachelors and Masters loans)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476463
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1991	Debt/Income ratio:	34%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	13y 1m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$8,236	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Bankcard utilization:	68%
		Homeownership:	Yes
Screen name:	onezanyteach	Borrower's state:	Oklahoma	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	37 ( 100% )	660-679 (Latest)
Principal borrowed:	$11,500.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2009) 640-659 (Aug-2009) 620-639 (Mar-2008) 580-599 (Dec-2007)
Principal balance:	$6,280.30	31+ days late:	0 ( 0% )
Total payments billed:	37
Description
Paying for a Wedding!!!
Purpose of loan:
This loan will be used to? Pay for a wedding

My financial situation:
I am a good candidate for this loan because? I have had, and currently have, prosper loans in good standing.?

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 610
??Insurance: $ 75
??Car expenses: $ 254
??Utilities: $200
??Phone, cable, internet: $ 180
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 340
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476469
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-2001	Debt/Income ratio:	11%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 4	Length of status:	10y 10m
Amount delinquent:	$1,154	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,389	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	NikkiT	Borrower's state:	Indiana	Borrower's group:	BORROWERS - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement / Finish Basement
Purpose of loan:
This loan will be used to make basement repairs?at my primary residence.
My financial situation:
I am a good candidate for this loan because I have stable employment working as Director of Operations at a commercial insurance agency since 1999. I also own a rental property free and clear, collecting $850 per month.

Monthly net income: $6,945

Monthly expenses:?
??Housing: $ 1581.00
? Insurance:?$97.00
??Car expenses: $565.00
??Utilities: $150.00?
??Phone, cable, internet: $150.00
??Food, entertainment: $200.00?
??Clothing, household expenses $100.00
??Credit cards and other loans: $75.00?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476521
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$521.08

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-2000	Debt/Income ratio:	15%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	44	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$63,543
Delinquencies in last 7y:	0	Bankcard utilization:	68%
		Homeownership:	Yes
Screen name:	mmarulez	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rehab On Investment Property
Purpose of loan:This loan will be used to finish rehab on an investment property.My financial situation:I have no real bad debt.? Monthly net income: $5368Monthly expenses: $4710
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 40.24%	Starting monthly payment:	$54.28

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-1998	Debt/Income ratio:	24%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 17	Length of status:	6y 7m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$26,317	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	Yes
Screen name:	contract-hickory	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off unexpected tax bill
Purpose of loan:
This loan will be used to pay off an unexpected tax bill... I purchased home 2 1/2 years ago, and development wasn't completed when I purchased home....Tax assessor didn't assess my property until now, and now I have this unexpected tax bill to pay off...

My financial situation:
I am a good candidate for this loan because?I have never been late on any payments, I have a long history of on time pay, and I am at steady job, where I can make all of my payments and still provide a healthy life for my family.

Monthly net income: $ 3,800

Monthly expenses: $ 2,600
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476581
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 10.08%	Starting monthly payment:	$470.05

Auction yield range:	5.79% - 7.00%	Estimated loss impact:	6.05%
Lender servicing fee:	1.00%	Estimated return:	0.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1991	Debt/Income ratio:	37%
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	5y 10m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,570	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	Yes
Screen name:	principal-pecan0	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high rate credit card
Purpose of loan:
This loan will be used to pay down a credit card that my current credit card company raised the rate for no reason, no late payments or any other reason.

My financial situation:
I am a good candidate for this loan because my husband received and paid off a prosper loan several years ago and I understand how prosper works.??My plan?is paying this loan off quickly due to the fact that my husband's income is over $50,000 net per year as a self-employed business owner which will contribute to paying this loan off?sooner.? I understand that I am asking for a very low rate but I also understand that my credit rating is very important to me therefore I would never jeopardize my credit score.? I believe due to that fact I am a extremely low risk borrower.? Also we both have less then a year left on our car payments which will equate to an additional $1000.00 dollars a month to apply to the loan payment if needed.? Thank you for taking an interest in my listing.

Monthly net income: $ 5125.00

Monthly expenses: $
??Housing: $ 1280
??Insurance: $ 100
??Car expenses: $ 1000
??Utilities: $ 225
??Phone, cable, internet: $ 80
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $400 depends on if this loan gets funded
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476597
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1999	Debt/Income ratio:	44%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,997	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	Yes
Screen name:	kind-dedication-twister9	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? Consolidate my ?credit cards.

My financial situation:
I am a good candidate for this loan because? I make my monthly payments a priority.

Monthly net income: $4000

Monthly expenses: $
??Housing: $ 1700
??Insurance: $ 100
??Car expenses: $ 100
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $ 50
??Clothing, household expenses $50
??Credit cards and other loans: $700
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476603
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$602.36

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-1988	Debt/Income ratio:	14%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	24 / 23	Length of status:	14y 7m
Amount delinquent:	$0	Total credit lines:	62	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$372,897	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	red-unique-diversification	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	680-699 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	700-719 (Nov-2009)
Principal balance:	$8,317.87	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Consolidate credit card and loan
Purpose of loan:
This loan will be used to pay off my outstanding loan of $8,317 and pay of one credit card.

My financial situation:
I am a good candidate for this loan because I have made every payment on my outstanding loan on time and I ampaying 32.00%. My financial situation has improved dramatically since last year. The salary part of my compensation has increased $70,000, thus enabling me to carry a loan forsuch a consolidation.?

Monthly net income: $
$25,000
Monthly expenses: $
??Housing: $ 2201.
??Insurance: $ 400
??Car expenses: $ 1100
??Utilities: $ 500
??Phone, cable, internet: $100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476605
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	10.79%	Starting borrower rate/APR:	11.79% / 15.02%	Starting monthly payment:	$496.71

Auction yield range:	10.79% - 10.79%	Estimated loss impact:	11.02%
Lender servicing fee:	1.00%	Estimated return:	-0.23%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1997	Debt/Income ratio:	5%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 3	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	wise-hopeful-note	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to consoldiate credit card payments.

My financial situation:
I am a good candidate for this loan because I am in a stable work envirnonment and have own home.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476609
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	13.79%	Starting borrower rate/APR:	14.79% / 18.08%	Starting monthly payment:	$259.22

Auction yield range:	13.79% - 13.79%	Estimated loss impact:	14.79%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-1995	Debt/Income ratio:	49%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	17y 3m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$55,853	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	just-return0	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Credit Card Debt
Purpose of loan:
Consolidate Debt

My financial situation:
My wife and I are looking to consolidate credit card debt.We are currently applying extra funds each month to pay down sooner, but converting to one fixed rate loan makes much more sense.? We will use our first prosper loan to payoff a card with nearly the same balance and higher rate.

I work for a very large financial services company and have been there since 1993.My wife has been in the banking industry for the past 20 years and currently works for a large credit union.Our credit is very important to us for obvious reasons.However, our employers also monitor our credit history as well, so our bills are always paid on time.My Experian score as of today?(9/21/2010) ?is 711.? I have a copy and can provide since Prosper is showing a score between 680-699 (?).? Also, our gross household income is $122K, but Prosper would only allow one persons income to be input, so the debt to income ratio shown above is actually more like 32%.?
Monthly net income: $ 6856.00

Monthly expenses: $
??Housing: $ 1281.00
??Insurance: $ 110.00
??Car expenses: $ 265.00
??Utilities: $ 210.00
??Phone, cable, internet: $ 152.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 1600.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476611
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$271.42

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-1969	Debt/Income ratio:	25%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	17y 6m
Amount delinquent:	$0	Total credit lines:	6	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,371
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	No
Screen name:	jayjo	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2008)
Principal balance:	$1,701.86	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
home improvement
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476615
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$369.85

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1999	Debt/Income ratio:	28%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	9y 4m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,937	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	75%
		Homeownership:	Yes
Screen name:	herefishy	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I want to improve my credit score!
Purpose of loan:
This loan will be used to completely pay off current credit cards with a higher interest and have just one payment that will be payed off no later than the 3-year period.

My financial situation:
I am a good candidate for this loan because... look above, I have no delunquencies, I am a home owner, I have 10+ years of credit experience, My income is very stable. The reason I'm showing as a "d" score is because I just purchased my house a little over a year ago and it claims that I don't have enough experience. I am a former prosper lendor so I realize how important it is to get your payments (and how exciting it is too) and I also know how it feels when one of your loans default. This will not happen, I'll screw myself worse than the credit card companies ever will. Plus the interest goes to several lenders, not just one company, therefore helping the economy!

Monthly net income: $ 3500-4000/mo

Monthly expenses: $
??Housing: $ 0 - My?s/o pays the mortgage.
??Insurance: $ 60/mo
??Car expenses: $ 426
??Utilities: $?130
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300 (rough estimated average)
??Clothing, household expenses $ <100
??Credit cards and other loans: $ 500+ - I like to pay as much as possible and as quickly as possible.
??Other expenses: $ <100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476621
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1989	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	7y 8m
Amount delinquent:	$0	Total credit lines:	18	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,515
Delinquencies in last 7y:	0	Bankcard utilization:	101%
		Homeownership:	No
Screen name:	silver-pumpkin	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	700-719 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2009) 700-719 (Jul-2009)
Principal balance:	$1,748.26	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Middle Class Family Help
Purpose of loan:
This loan will be used to clean up, clean out (dumpsters)?basement/attic,make room for storage, and Grandma (moving in). Make some insullation improvemets.

My financial situation:
I am a good candidate for this loan because hubbys been a Permanent Civil Servant (NYC)?for over 22 years, steady, secure job. We own are own home. Great record on Prosper.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476623
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.29%	Starting monthly payment:	$242.66

Auction yield range:	10.79% - 14.00%	Estimated loss impact:	11.11%
Lender servicing fee:	1.00%	Estimated return:	2.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 8m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,086	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	8%
		Homeownership:	No
Screen name:	merciful-return7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start-up funds for art co-op
Purpose of loan:
This loan will be used to? fund an artist's co-operative in mid-city Los Angeles. The funding is needed for basic start-up costs. This includes construction of required facilities (restrooms, a kitchen, photo lab) and moving costs for furnishings that will be moved in to the space. The initial funding will help us start the space and push us to a position where we will be able to host events and start generating revenue. The space is going to be used as a food co-op, as well as a bike co-op. We are going to be using the space to host free schooling lessons, and some of the money will also go to art supplies to help kick start these lessons. The goal is to be able to create a sustainable co-op that provides space for artists to create their art, cyclists to fix their bikes, lower income bracket individuals to come for affordable foods, and individuals to come to learn trade skills for free.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $3500

Monthly expenses: $800
??Housing: $500
??Insurance: $0
??Car expenses: $0
??Utilities: $150
??Phone, cable, internet: $50
??Food, entertainment: $200
??Clothing, household expenses $0
??Credit cards and other loans: $0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476633
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$602.36

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-1998	Debt/Income ratio:	25%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Construction
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$20,499	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	richland100	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	17 ( 46% )	660-679 (Latest)
Principal borrowed:	$25,000.00	< 31 days late:	19 ( 51% )	600-619 (Aug-2008) 660-679 (Feb-2007)
Principal balance:	$106.91	31+ days late:	1 ( 3% )
Total payments billed:	37
Description
Investment
Purpose of loan:
This loan will be used to? Invest in Securities.? But, the loan will be paid back through employent proceeds as before

My financial situation:
I am a good candidate for this loan because? I always pay my bils and I have had a $25,000 loan with proper already, and have succesfully paid it off in the beginning of this year.

Monthly net income: $ 10000

Monthly expenses: $
??Housing: $ 0 I work out of?state and country, my housing is always paid?by company
??Insurance: $ 300
??Car expenses: $ 719
??Utilities: $ 0
??Phone, cable, internet: $ 120 - mobile phone
??Food, entertainment: $ 1000
??Clothing, household expenses $?300
??Credit cards and other loans: $ 800
??Other expenses: $ 450
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476635
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$390.39

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	May-1990	Debt/Income ratio:	26%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	22y 5m
Amount delinquent:	$46	Total credit lines:	14	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,835	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	No
Screen name:	gallant-note26	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:pay off credit cards
This loan will be used to?

My financial situation:I am working toward paying down credit cards however it would be easier to have a set payment
I am a good candidate for this loan because I have the ability to meet or even exceed the monthly payment?

Monthly net income: $ 1500.00

Monthly expenses: $ 840.00
??Housing: $0
??Insurance: $0
??Car expenses: $45.00
??Utilities: $80.00
??Phone, cable, internet: $110.73
??Food, entertainment: $250.00
??Clothing, household expenses $50.00
??Credit cards and other loans: $300.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476641
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 32.50%	Starting monthly payment:	$49.31

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1997	Debt/Income ratio:	33%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 7	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$32,618	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	Yes
Screen name:	wise-sincere-value	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car needs major repairs
Purpose of loan:
This loan will be used to repair our 2006 Chevy, it needs a new water pump as well as a compressor for the air condition.? We do not have any cash on hand and over a year and a half ago have voluntarily closed all credit cards to participate in a credit counseling program.

My financial situation:
I am a good candidate for this loan because I am a good payer and have never been late on any payments to anyone.? Although our Debt to Income ratio is high we have always fulfilled our obligations.? I am expecting a substantial bonus at years end and am confident I can pay this loan if funded.

Monthly net income: $ 5500

Monthly expenses: $
??Housing: $ 1436
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $ 1300
??Other expenses:
Groceries:? $ 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 471678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 33.61%	Starting monthly payment:	$106.13

Auction yield range:	16.79% - 29.00%	Estimated loss impact:	25.69%
Lender servicing fee:	1.00%	Estimated return:	3.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 2	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,509	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	75%
		Homeownership:	No
Screen name:	hope-caper1	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off other debt
Purpose of loan:
To pay off other debts

My financial situation:
I am a good candidate for this loan because? I always pay my debt back on time. I am a hard working, and have been with my job 7+ years

Monthly net income: $

Monthly expenses: $

??Housing: $ 0
??Insurance: $ 126
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ cell phone $80
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475920
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 29.92%	Starting monthly payment:	$47.71

Auction yield range:	16.79% - 24.00%	Estimated loss impact:	25.38%
Lender servicing fee:	1.00%	Estimated return:	-1.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jul-1996	Debt/Income ratio:	24%
Credit score:	620-639 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$8,630	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	dwwild	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2009) 620-639 (May-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
No More Credit Card interst Please!
Purpose of loan:
This loan will be used to?
debt consolidation, I'm looking to get out from under the high interest rates on my credit cards.

My financial situation:
I am a good candidate for this loan because?
I have a good job that I work full time as a Technical Support rep and I also work a 2nd job part time just for some extra cash. I just want to be able to pay off my cards as soon as possible so I can start saving more money to put aside as a down payment for a house. This is my 2nd loan with Prosper. My first Prosper loan was paid off about a year ago. I had filed bankruptcy over 6 years ago, but since then have kept all account in good standing.

Monthly net income: $ 2603 + an additional $600 from my 2nd job.

Monthly expenses: $
??Housing: $ 0.00
??Insurance: $ 134.00
??Car expenses: $ 265.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 30.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476268
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-1987	Debt/Income ratio:	10%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 4m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,802	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	6	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	popcorn257	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off High Utility Bills
Purpose of loan:
This loan will be used to? pay off high utility bills in order to get on budget

My financial situation:
I am a good candidate for this loan because? I make a good salary and am resposible. My wife also works and makes a decent salary.?I can afford the payment, this would just give us some breathing room.

Monthly net income: $ 5800.

Monthly expenses: $
??Housing: $ 2632.
??Insurance: $ 185.
??Car expenses: $
??Utilities: $ 300.
??Phone, cable, internet: $ 350.
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 250.
??Other expenses: $ 200.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1998	Debt/Income ratio:	25%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 4	Length of status:	19y 2m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$6,867	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	velocity-jamboree	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off cash loans
Purpose of loan:
This loan will be used to? pay off current payday loans

My financial situation:
I am a good candidate for this loan because? I have more income now then I did when I took the loans

Monthly net income: $ 4100

Monthly expenses: $
??Housing: $ 625
??Insurance: $
??Car expenses: $ 290
??Utilities: $?100
??Phone, cable, internet: $?75
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476406
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$167.24

Auction yield range:	10.79% - 19.00%	Estimated loss impact:	10.25%
Lender servicing fee:	1.00%	Estimated return:	8.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-2001	Debt/Income ratio:	29%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,747	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	Cory79	Borrower's state:	Virginia	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,300.00	< 31 days late:	0 ( 0% )	600-619 (May-2008) 600-619 (Apr-2008) 620-639 (Mar-2008) 600-619 (Jan-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Proven Borrower and Lender
Purpose of loan:
Pay off 3 credit cards 1?@ 22.99% with?a balance of 2894.23,?the 2nd @22.90% with 446.24, and the 3rd @19.99% with 1085.58?

My financial situation:
I have improved more than 100 pts since my last loan.? I have never had a late payment and this loan will actually cost less per month than I currently pay since I have always paid?the?payment due plus any interest?charged each time.? I'm also a lender with over?$1,250 invested?while reinvesting everything I receive from borrowers as well as $25 more bi-weekly.?

Monthly net income: $ 2,300

Monthly expenses: $?1705
??Housing: $ 400????
??Insurance: $?100
??Car expenses: $?300
??Utilities: $?175
??Phone, cable, internet: $ 180
??Food, entertainment: $ 50
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476418
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 23.72%	Starting monthly payment:	$36.15

Auction yield range:	16.79% - 17.00%	Estimated loss impact:	24.94%
Lender servicing fee:	1.00%	Estimated return:	-7.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Aug-1995	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 8	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,890	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	micah7345	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Refinance
Purpose of loan:
This loan will be used to payoff some credit card debt from an auto repair. I have a 9% interest rate on my card so I am looking to beat that. I am not sure why Prosper has me as a high risk. I am really just testing the Prosper waters as a borrower. I have funded at least 50 loans in the last 3 years so I have been on the other side.

My financial situation:
I am a good candidate for this loan because I have good credit and I am looking for a small loan for a short period of time. I am not taking on new debt, just replacing old.

Monthly net income: $ 4,000

Monthly expenses: $
??Housing:?My primary residence is paid off.
??Insurance: $200
??Car expenses: $210
??Utilities: $300
??Phone, cable, internet: $100
??Food, entertainment: $300
??Clothing, household expenses $100
??Credit cards and other loans: $500
??Other expenses: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476424
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.41%	Starting monthly payment:	$226.05

Auction yield range:	16.79% - 20.00%	Estimated loss impact:	19.43%
Lender servicing fee:	1.00%	Estimated return:	0.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1995	Debt/Income ratio:	35%
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	11y 5m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,128	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	compassion-acrobat4	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to consolidate current debt payments and pay off medical expenses from surgery.

My financial situation:
I am a good candidate for this loan because I work hard to pay my debts and try to be consistant each month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476442
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	27.01%	Starting borrower rate/APR:	28.01% / 31.57%	Starting monthly payment:	$322.68

Auction yield range:	10.79% - 27.01%	Estimated loss impact:	11.47%
Lender servicing fee:	1.00%	Estimated return:	15.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1991	Debt/Income ratio:	8%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 4	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$126	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	23	Bankcard utilization:	7%
		Homeownership:	No
Screen name:	CUTigers86	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for child's education-relisted
Purpose of loan:
The purpose of this loan is to assist in paying tuition for my daughter so that she may attend a specialized learning center as she begins high school. She is a bright kid with limited study skills (like most teenagers). Her grades are?good, 3.03 GPA but in the ultracompetitive environment of high school and, down the road, college, we want to give her?every advantage possible. She has completed the scholastic assessment and has begun the curriculum with?promising results. To this point, I have been paying for the schooling on a monthly basis, however payment in full?provides a substantial discount (8%) vs a pay as you go program?so I would?like to take advantage of the discount. This is an outstanding opportunity for her and she is "on board" with the whole idea of self improvement which makes the decision to proceed an easy one. She has been participating in this program for the past 8 weeks with excellent results both in this program and in her first semester in school.

My financial situation:
I am a good candidate for this loan because? my debt to income and credit card utilization is extremely low.? Initially I carried an "HR" rating with Prosper which has been upgraded to a "D" - still not good but absolutely moving in the right direction. This is due to items going back a few years, all bills/past items are paid/closed. My credit score is in the 670's, an improvement of over 130 points in the past 6 months since I?took a look at my credit report. The monthly loan repayment of $320 is extremely manageable in relation to my monthly income. As my daughter is two months into her schooling, I?lowered the amount of my loan request and raised the interest rate as the payments?are lower than?anticipated.?

I will gladly answer any questions that lenders would like to pose?regarding my income/credit history. In advance of questions, I will offer the following information - all public records are paid/satisfied in full. I have submitted bank statements/recent paystubs to Prosper to verify my income/employment. Thank you?for your consideration. *Note* - I have relisted this requeat as my prior listings have funded at about 87% each time so I am hoping to "get over the hump" this time around. To the?generous people that bid on my last listing, I thank you for your confidence and again, I encourage all to ask questions if you are unsure of anything put forth as I?will provide any information that I can to assist you in making an informed lending decision.

Monthly net income: $3400????

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 50
??Car expenses: $50?
??Utilities: $?90
??Phone, cable, internet: $?50
??Food, entertainment: $150?
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 100
?Other expenses: $ n/a
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476448
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Feb-1994	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	4y 8m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$312,197	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	fundme-please	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Temporary Loan
Purpose of loan:
This loan will be used to consolidate debt, from various payments across the month into one.

My financial situation:
I submitted two amended/corrected tax returns (Form 1040X) to the IRS prepared from my tax preparer (enrolled agent) which refunds me a total of $13,365 plus interest.? The IRS received them on 8/18/10 according to the Certified Mail receipt.? Instead of the approximately four weeks to receive a refund from an original-filed Form 1040 tax return, the IRS says an amended return refund may take 8 to 12 weeks or longer to receive.

I would use the funds now to consolidation debt and when I receive my IRS refund to pay down the debt.

I am a good candidate for this loan because this is planning to be a short-term loan.? I have had zero late payments since 1992.? My current high amount of revolving credit balance which is my high bankcard utilization percentage affected my currently lower credit score; is due to funding a business.

I checked my Experian PLUS score (member of Experian Direct) as of 9/21/10 it was 724; it was 760 before funding a business.

Whoever invests in this loan would make great short-term interest and have their money back quick (in months not years) to invest into another loan.

Thank you for reading my listing.

Monthly net income: $ 5308

Monthly expenses: $ 4086
??Housing: $ 1715
??Insurance: $ 90
??Car expenses: $ 60
??Utilities: $ 158
??Phone, cable, internet: $ 103
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1710
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476566
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1985	Debt/Income ratio:	46%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 16	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	41	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,233	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	flexible-transaction8	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	640-659 (Oct-2009)
Principal balance:	$2,034.21	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Working on paying off credit cards
Purpose of loan:
This loan will be used to pay off existing loan balance and additional bills.

My financial situation:
I am currently getting ready to move and am working on paying off?some of my monthly bills, including my current Prosper loan.? This loan would also be used to pay off 3?high interest credit cards?allowing me to have more?money?each month to continue to pay off balances.? I?assure you that I am?a?reliable and ideal?candidate for this loan because I havealways?been on time with all my payments since my last loan as well as my other monthly bills.? Thank you in advance for your bid!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476576
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-2000	Debt/Income ratio:	13%
Credit score:	600-619 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	11 / 9	Length of status:	2y 7m
Amount delinquent:	$8,903	Total credit lines:	32	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$841	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	4	Bankcard utilization:	20%
		Homeownership:	Yes
Screen name:	dmarie68	Borrower's state:	Washington	Borrower's group:	Microsoft Employees
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	31 ( 86% )	600-619 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	5 ( 14% )	660-679 (Dec-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Recovering from Divorce
Purpose of loan: This loan will be used to help me recover from a divorce which has left me in a terrible financial bind. I may be forced to go through foreclosure if I cannot catch up the payments.

My financial situation: I am a good candidate for this loan. I have always been consistently employed and have always paid my debts on time or ahead of time. I have previously has a Prosper loan which has an excellent payment history. I continued to pay on my last Prosper loan even when I was unemployed for a short time, and even when I finally found a new job paying much less than what I used to make. When the mortgage crises hit?at the end of 2007, I was also laid off from my job (since then I have been employed with my new company since February of 2008). Unfortunately that is also when the ARM was about to kick in on my mortgage. My husband at the time refused to sign papers to refinance out of the ARM because he was angry with me for taking a loan with a sub-prime lender (which I did before we were married, knowing nothing about mortgage loans at the time). He decided he would be in charge of our debt and I trusted that he was diligently paying on everything. It turns out that he wasn't (one of the the reasons we've divorced). When I got control of the mail coming into our house again I started seeing late payment reminders from our mortgage company and a few others. For example, my ex recently dropped off some mail for me and in it was a water bill for $4000 - apparently the water company had made several attempts to contact us for a payment plan, but my ex never told me any of this nor did he pay ANYTHING for several months.?

I have been working hard to pay down everything - I paid off credit cards, cut down expenses - but the mortgage piled up while we were fighting with the lawyers. I know that financially it is my responsibility to pay on my debts, and I now know it was stupid to trust an alcoholic to spend his money on the house and not his habit. I want to keep my house - I don't want to walk away from my debt. An immediate infusion of cash will enable me to keep my house and?to start working towards rebuilding my credit.??

Monthly net income: $ 5714.72 Monthly expenses:?
Housing: $ 3000??
Insurance - Car: $ 100
Insurance - Home: $65??
Home Security: $60
Car Expenses (e.g., Gas): $?360
Parking: $300?
Utilities: $ 500??
Phone, cable, internet: $ 100?
Telephone: $100?
Food, entertainment: $ 400
Pet Care: $100
Medical/Healthcare: $75
Personal Care: $75??
Clothing (e.g., dry cleaning), household expenses $ 200??
Credit cards and other loans: $ 200??
Other expenses: $ minimal
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476578
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$116.25

Auction yield range:	10.79% - 11.00%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1996	Debt/Income ratio:	12%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$691	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	ore-stream	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Used Car
Purpose of loan:
This loan will be used to?to purchase a used vechicle.?

My financial situation:
I am a good candidate for this loan because?i have been restablishing my credit for the last 2 years.?Since the last two years i have been on time with my creditors and have occasssionaly given more then just the minimum thats due.?Evry month i have been keeping track of my credit score, and it has been extremely improving.

Monthly net income: $ 2,200-2,300

Monthly expenses: $
??Housing: $
Insurance:?
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476584
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-1996	Debt/Income ratio:	58%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	16 / 12	Length of status:	6y 2m
Amount delinquent:	$1,850	Total credit lines:	38	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,121	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	peaceful-peace5	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying credit cards
Purpose of loan:
This loan will be used to? pay off credit cards and hospital bills

My financial situation:
I am a good candidate for this loan because? i have job security and someone living with me 6 years now who splits the bills and pays the houe morgage

Monthly net income: $ 2,500

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 200
??Car expenses: $ 615
??Utilities: $?165.00
??Phone, cable, internet: $ 85
??Food, entertainment: $ 200
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 325
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476596
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$311.69

Auction yield range:	3.79% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Oct-1999	Debt/Income ratio:	3%
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 4	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,237	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	shiny-repayment4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing Equipment for Team
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476608
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$160.63

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1995	Debt/Income ratio:	8%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 3	Length of status:	13y 10m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,294	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	89%
		Homeownership:	Yes
Screen name:	greenjeep	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	34 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	660-679 (Sep-2008) 660-679 (Sep-2007)
Principal balance:	$165.40	31+ days late:	0 ( 0% )
Total payments billed:	34
Description
Help make repairs w/2nd time loan
Purpose of loan:
The purpose of this loan is to take care of some needed repairs.? I need to replace the glow plugs,?buy a new compressor and do some tranny maintenance?to my ford diesel pickup that has 256,000, I have been plugging the truck in for 8 months now, it is time to fix it, the estimate for all this repair is $2,400.? I also need to replace our dated home made wood stove with a new efficient one, which will make for less cords of wood to buy, that cost is $1,600 for a nice wood stove.
My financial situation:
We are a good candidate because this will be our second loan with prosper, our first will be paid off next month and we didn?t have any late pays.? We have had credit difficulties in the past with a chapter 13 bankruptcy that we paid off in 2006. ?We don?t currently have a huge debt load and have no late payments. We have worked hard and learned from our mistakes and you will see our credit score has continually improved.? I have been with the same employer for 13 years and my wife has had steady employment for 13 years since college.? We have been a homeowner for 11 years and are raising two young children.

Monthly net income: $4,600

Monthly expenses: $ 3,840
??Housing: $2250
??Insurance: $90
??Car expenses: $200
??Utilities: $300
??Phone, cable, internet: $300
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $150
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476612
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	21.50%	Starting borrower rate/APR:	22.50% / 27.35%	Starting monthly payment:	$46.14

Auction yield range:	10.79% - 21.50%	Estimated loss impact:	10.32%
Lender servicing fee:	1.00%	Estimated return:	11.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1983	Debt/Income ratio:	15%
Credit score:	620-639 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	28y 0m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,369	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	57%
		Homeownership:	No
Screen name:	loriejune	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 96% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	1 ( 4% )	580-599 (Oct-2006)
Principal balance:	$7.09	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
paying off my credit cards
Purpose of loan:
This loan will be used to? pay off?2 credit lines with intentions of closing one card as the fees are too high.????????
i had to refigure amount to borrow as i could not afford previous payment amount. this is a replacement listing.

My financial situation:
I am a good candidate for this loan because? i have a proven history of loan repayment and longterm employment with the same firm. cvs?
purchased long's drugs two years ago, and my employment was?uninterrupted. ?

Monthly net income: $ 1520.00

Monthly expenses: $
??Housing: $ 450.00
??Insurance: $ 25.00 for car
??Car expenses: $ 60.00 for gas?
??Utilities: $ included in rent for room in house
??Phone, cable, internet: $ 127.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 313.00 minimum
Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476626
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1990	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	18	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,902
Delinquencies in last 7y:	2	Bankcard utilization:	71%
		Homeownership:	No
Screen name:	troublewithacapT	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit card/school
Purpose of loan:The reason I need this loan is to pay off my credit card and others bills.? My home is in need of repair.? The bathroom leaks,the tub and toilet was leaking in one of the bathroom ,that the present time I can not use it, because of the leak, it has cause damage to the floor of the bathroom and the ceiling of the basement.? I need to waterproof the basement and the buy two new patio have rotten out and need to be replace.? I also need to put a new patio double sliding door in, because in the winter you can feel the cold air coming in the house even with the themo panel drapes.? I had wind damage done to my home which was covered by my insurance company.? I was able to get a new roof and the sky light had to be resealed because they were leaking.? They covered the water stains with paint, but I feel the room need to be painted to make it look complete.
(explain what you will be using this loan for)

My financial situation:
(explain why you are a good candidate for paying back this loan) I would be able to pay back the loan because I would not have credit card and other bills because they will be paid off, that would free up more money to pay of the loan. The money will be coming out of my checking account which is direct deposit into my account, so the money will always be in my account.

Monthly net income: $ 3.000.00

Monthly expenses: $
??Housing: $1,024.15
??Insurance: $ 51.00
??Car expenses: $ 600.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 100.00
??Credit cards and other loans: $ 200.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476630
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.7%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$542.29

Auction yield range:	7.79% - 17.00%	Estimated loss impact:	8.09%
Lender servicing fee:	1.00%	Estimated return:	8.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1990	Debt/Income ratio:	46%
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 14	Length of status:	17y 1m
Amount delinquent:	$0	Total credit lines:	51	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,480	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	24%
		Homeownership:	Yes
Screen name:	capital-healer	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	780-799 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	780-799 (Feb-2010)
Principal balance:	$5,965.28	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Consolidation Loan
Purpose of loan:
This loan will be used to? consolidate current prosper loans with other small credit card balances and pay down my auto loan.

My financial situation:
I am a good candidate for this loan because? I have a good stable job with a fixed salary.

Monthly net income: $ 3320

Monthly expenses: $
??Housing: $ 920
??Insurance: $ 82
??Car expenses: $ 474
??Utilities: $ 125
??Phone, cable, internet: $ 125
??Food, entertainment: $ varies
??Clothing, household expenses $
??Credit cards and other loans: $700
??Other expenses: $ varies
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476632
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-1996	Debt/Income ratio:	22%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	4y 7m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,973	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	7	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	Yellow_Texan	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for wedding
Purpose of loan:
The first loan I posted was not successful so I'm giving it another shot.? This loan will be used to pay for wedding expenses.? I'll will be getting married in November and would like to pay for some unexpected expenses. .?

My financial situation:
I am a good candidate for this loan because have a high income and expect to pay off this loan fairly quickly. Since it's an Asian wedding, I will be getting a lot of cash as gifts.? I will use the proceeds of the gifts to pay the balance of the loan.? Although there are delinquencies in my report, it happened approximately 5 years ago when I lost my job.? All the delinquencies happened at the same time.? I haven't been late on any of my payments since them.?

Thank you for your consideration and I appreciate any bids.? Please feel free to ask any questions

Monthly net income: $ 4300

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 300
??Car expenses: $ 150
??Utilities: $ 300 ????
??Phone, cable, internet: $ 150
??Food, entertainment: $ 350
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476638
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	27.50%	Starting borrower rate/APR:	28.50% / 32.07%	Starting monthly payment:	$208.17

Auction yield range:	10.79% - 27.50%	Estimated loss impact:	11.49%
Lender servicing fee:	1.00%	Estimated return:	16.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-2004	Debt/Income ratio:	19%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 14	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,472	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	86%
		Homeownership:	Yes
Screen name:	direct-velocity946	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new home going green&solar
Purpose of loan:
This loan will be used to??making upgrades to new home for energy efficeincy and while the tax credits are available.
Financial situation:
I am a good candidate for this loan because?my bills have all been paid on time or paid in full early. My credit is what it is because of moving to the USA less then five years, never releazied this in effect "restarts" ones credit history" things you learn, and I went through a divorce and carried the debts post as part of the agreement. Still, as a professional nurse with 2 jobs, I invest, pay down my debts, and upgrade my home where it makes sense. My W-2s or pay-stubs can be verified.
Monthly net income: $
3,800-4,000$
Monthly expenses: $?

??Housing: $884
??Insurances: $ 150
??Car expenses: $ 150
??Utilities: $ 180-300??Phone, cable, internet: $ 180.00
??Food, entertainment: $ 200 or $300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1050
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476644
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,850.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.75%	Starting borrower rate/APR:	34.75% / 38.47%	Starting monthly payment:	$263.80

Auction yield range:	13.79% - 33.75%	Estimated loss impact:	15.76%
Lender servicing fee:	1.00%	Estimated return:	17.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1999	Debt/Income ratio:	37%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$41,940	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	asset-swashbuckler1	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,300.00	< 31 days late:	0 ( 0% )	680-699 (Oct-2009)
Principal balance:	$1,748.23	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Getting Rid of Credit Cards
Purpose of loan:
This loan will be used to pay off some of my credit cards so i can get rid of them and get out of debt.

My financial situation:
I am a good candidate for this loan because i have a strong job history, i have been at the same company for over 3 years.? i have another loan with Prosper and have been on time every time and have even paid some additional towards the principal to pay off my loan faster.? i have more creditcard debt than i would like to have and want to get rid of it without the hassles of dealing with a bank and the high interest rates they charge.? i would rather pay interest to individuals that are looking to help others rather than to some greedy bank who only wants my money.

Monthly net income: $ 2750

Monthly expenses: $ 1200
??Housing: $ 570
??Insurance: $
??Car expenses: $
??Utilities: $ 75
??Phone, cable, internet: $ 60
??Food, entertainment: $ 120
??Clothing, household expenses $
??Credit cards and other loans: $ 375
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476650
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$271.42

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1996	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,980	Stated income:	$1-$24,999
Delinquencies in last 7y:	1	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	loan-maestro3	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards, small debt
Purpose of loan:
This loan will be used to pay off small debt.

My financial situation:
I am a good candidate for this loan because I am determined to raise my credit score.

Monthly net income: $2300

Monthly expenses: $
??Housing: $696
??Insurance: $70
??Car expenses: $120
??Utilities: $120
??Phone, cable, internet: $170
??Food, entertainment: $200
??Clothing, household expenses $100
??Credit cards and other loans: $200
??Other expenses: Child care $350
Information in the Description is not verified.